UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of President of CSES

On July 22, 2015, Philip G. Brace was appointed President of the Cloud Systems and Electronics Solutions group (“CSES”) of Seagate Technology plc (the “Company”).  In this role, Mr. Brace will be responsible for the full breadth of enterprise storage systems and services at the Company.  Mr. Brace, age 44, joined the Company on September 2, 2014, as Executive Vice President and Chief Technology Officer of Silicon Solutions, and was promoted to Interim President of CSES on April 30, 2015.  He was previously employed by LSI Corporation (“LSI”) from August 2005 through September 2014.  At LSI, he was the Executive Vice President of the Storage Solutions Group from July 2012 to September 2014, Senior Vice President and General Manager from January 2009 to July 2012, and Senior Vice President of Corporate Planning and Marketing from August 2005 to January 2009.

Mr. Brace received an offer letter in connection with his hiring as our Executive Vice President and Chief Technology Officer, Silicon Solutions, effective September 2, 2014 (the “Offer Letter”).  Pursuant to the Offer Letter, Mr. Brace’s employment with the Company is at-will.  The Offer Letter provides Mr. Brace with an annual base salary of $500,000 and eligibility to participate in the Company’s Executive Officer Performance Bonus Plan (the “EOPB”) with a target bonus opportunity of 100% of base salary.  In addition, Mr. Brace was granted 65,000 threshold performance share units and options to acquire 65,000 of the Company’s ordinary shares under the Company’s 2012 Equity Incentive Plan in connection with his hiring.  Mr. Brace is also eligible to participate in the Company’s Deferred Compensation Plan.  If Mr. Brace incurs a qualifying termination of employment with the Company, Mr. Brace may be eligible for severance benefits pursuant to the Company’s Fifth Amended and Restated Executive Severance and Change in Control Plan. No changes were made to Mr. Brace’s compensation arrangements in connection with his appointment as President, CSES.

(e) Executive Bonus Opportunities

On July 21, 2015, the Compensation Committee of the Company’s Board of Directors approved a cash bonus opportunity for the Company’s 2016 fiscal year for each of William D. Mosley, President, Operations and Technology, Albert A. “Rocky” Pimentel, President, Global Markets and Customers, and Philip Brace, President, CSES.

The bonus opportunity, which is in addition to the bonus that may be earned under the EOPB, is up to 25% of each executive’s annual base salary. The payout will be based on the level of funding of the EOPB for the Company’s 2016 fiscal year, up to target, as well as the achievement of individual goals tied to strategic objectives for each executive’s organization during the 2016 fiscal year. For Mr. Mosley, these goals relate to overseeing the development and improvement of certain new and existing technologies and implementing various operational efficiency strategies in the Company’s global manufacturing operations. For Mr. Pimentel, these goals relate to pricing strategies, sales force development and focused strategies for the sales of the Company’s products in various markets. For Mr. Brace, these goals relate to development and achievement of business initiatives, such as product launches and operational efficiency, and the development and achievement of strategic initiatives regarding the Company’s CSES services and products portfolio.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Offer Letter, dated as of July 30, 2014, by and between the Company and Philip Brace.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: July 22, 2015

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